UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019

VEGALAB, INC.

(Exact name of registrant as specified in its charter)

000-53248

(Commission File No.)

Nevada	68-0635204
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

636 U.S. Highway 1, Ste. 110

North Palm Beach, FL 33408

(Address of principal executive offices)

(800) 208-1680

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the Filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Promissory Note

On July 9, 2019, Vegalab, Inc., a Nevada corporation (“the Company”) consummated the offer and sale of a 6% Promissory Note in the principal amount of $500,000 (the “Note”) in a private placement to an accredited investor (the “Investor”). Principal and interest on the Note shall be payable in equal monthly installments beginning April 1, 2020 and continuing until November 1, 2020, at which time all outstanding principal and interest shall be due. The Note bears interest at a rate of 6% per annum. The Note may be prepaid, in whole or in part, at any time at no penalty to the Company. No mandatory redemption or sinking fund provisions are provided for in the Note. However, the Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of the Note, the Company entered into a Collateral Pledge Agreement (the “Pledge Agreement”), which grants the Investor a security interest in the Company’s assets.

In connection with the issuance of the Note, the Company issued a Nonqualified Stock Warrant Agreement (the “Warrant”) to the Investor to purchase three million four hundred thousand (3,400,000) shares of common stock of the Company at an exercise price of $1.00 per share. The Warrant is exercisable for four (4) years.

The foregoing descriptions of the Note, the Pledge Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the form of Note and Pledge Agreement filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The offer and sale of the Notes and Warrant (and the shares of Common Stock into which the Warrants are exercisable) were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder, because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors who acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Promissory Note
10.2	Form of Pledge Agreement
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEGALAB, INC.

Dated July 17, 2019	By:	/s/ Craig Laughlin
Craig Laughlin, President